For Release    Immediate


Contacts       (News Media) Jim Rosensteele, SVP, Corporate
                   Communications 317.817.4418
               (News Media) Brenda Adrian, Sitrick and Company Inc. 212.573.6100
               (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893


         Conseco, Inc. Announces Confirmation of Plan of Reorganization

Indianapolis, Ind., Sept. 9, 2003: Conseco, Inc. (OTCBB:CNCEQ) today announced that the U.S. Bankruptcy Court confirmed the Company's Sixth Amended Joint Plan of Reorganization. Confirmation of the plan clears the way for the Company's emergence from Chapter 11, which is expected shortly.

William J. Shea, Conseco's president and chief executive officer, said, "Today we thank the associates and outside experts who worked so hard to help us navigate the bankruptcy process. To have completed such a large and complex restructuring in less than nine months is truly a remarkable achievement. We thank the insurance regulators, distribution partners, customers and suppliers who supported us at each step along the way. And we especially thank all those associates who demonstrated their resilience by continuing to write and issue new business, process and pay claims, and serve customers and agents."

"Because of this tremendous team effort, Conseco will emerge as a re-energized company with greatly reduced debt and a single business focus," Shea said. The reorganization will eliminate approximately $5.2 billion of debt and trust preferred securities. "As we emerge, we intend to apply the same effort to building our capital and growing profitably," Shea said.

Conseco, Inc. filed for protection under Chapter 11 of the federal bankruptcy code in December 2002. Under the Plan of Reorganization, the Company's existing bank debt will be cancelled as of the effective date in favor of a new credit facility. The Company's outstanding bonds, trust preferred securities and common stock also will be cancelled. Shares of new common stock, new preferred stock and new warrants will be issued by the company's successor, Conseco, Inc., a Delaware corporation, and distributed to various classes of the company's creditors as outlined in the Plan of Reorganization upon emergence.

The court today also confirmed Conseco Finance's reorganization plan. Both reorganization plans, confirmation orders and related documents will be available at http://www.bmccorp.net/conseco.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for the financial future.





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                                                                     Conseco (2)
                                                                   Sept. 9, 2003

Cautionary Statement Regarding Forward-Looking Statements: All statements, trend analyses and other information contained in this report and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the ability of Conseco to consummate one or more plans of reorganization with respect to the Chapter 11 Cases under the Bankruptcy Code filed by Conseco and some of its subsidiaries, including CFC and CIHC; (ii) the potential lingering adverse impact of the Chapter 11 Cases on Conseco's operations, management and employees; (iii) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, the market value of Conseco's investments and the lapse rate and profitability of policies; (iv) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies and to achieve the goals of recent restructuring initiatives undertaken at Conseco Insurance Group; (v) customer response to new products, distribution channels, marketing initiatives and the Chapter 11 Cases; (vi) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (vii) performance of our investments; (viii) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (ix) increasing competition in the sale of insurance and annuities; (x) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xi) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business, including the impact of recent rating downgrades; (xii) the ultimate outcome of lawsuits filed against Conseco;
(xiii) the risk factors or uncertainties listed from time to time in Conseco's filings with the SEC and with the Bankruptcy Court in connection with the Chapter 11 Cases; (xiv) our ability to continue as a going concern; and (xv) our ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings from time to time. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

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